UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2011.
KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)
NEVADA

(State or other jurisdiction of incorporation)

1-7986 (Commission File Number)	75-1695953 (IRS Employer Identification No.)

7501 Tillman Hill Road, Colleyville, Texas	76034
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(682) 738-8011

                                                    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 8.01	Other Events

On December 6, 2011, Kent Financial Services, Inc.’s (the “Company”) subsidiary Kent International Holdings, Inc. (“Kent International”) filed a Certificate of Amendment to Kent International’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effectuating a one-for-950,000 reverse stock split.  Fractional shares of those stockholders who owned fewer than 950,000 pre-split shares of common stock will be redeemed for cash consideration of $2.50 per pre-split share.

Prior to the filing of the Amendment, the Company owned 53.44% percent or 1,900,000 common shares of Kent International.  Following the filing of the Amendment, which was effective upon filing, Kent International is a wholly owned subsidiary of the Company as of midnight MST on December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENT FINANCIAL SERVICES, INC.
Date: December 7, 2011	By:	/s/ Bryan P. Healey
Bryan P. Healey
President